UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  January 27, 2010

Community Valley Bancorp

(Exact name of registrant as specified in its charter)

California	0-51678	68-0479553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1360 E. Lassen Avenue, Chico, California	95973
(Address of principal executive offices)	(Zip Code)

(530) 899-2344

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Officers

Effective December 31, 2009, Community Valley Bancorp (the “Company”) and Butte Community Bank (the “Bank”) announced that Keith C. Robbins, longtime President and CEO of the Company and CEO of the Bank, retired from the daily management of the Company and the Bank.  Mr. Robbins continues as a director of the Company and the Bank and also serves as a member of the ALCO committee of the board of directors.

Appointment of Certain Officers

Effective January 21, 2010, the Company and the Bank each appointed John F. Coger as President and CEO of Company and CEO of the Bank.  Mr. Coger was previously President and CFO of the bank..

The press release issued on January 27, 2010, by the Company announcing the retirement of Mr. Robbins and appointment of Mr. Coger is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Mr. Coger’s annual base salary was increased to $220,00 per year.                                                                               .

Item 9.01               Financial Statements and Exhibits

99.1 Press Release of Community Valley Bancorp dated January 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Community Valley Bancorp

Date:	January 27, 2010	By:	/s/ John F. Coger
John F. Coger
President
Chief Executive Officer